UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania (Address of principal executive offices)	15228 (Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement
On February 16, 2006, the Board of Directors of Linn Energy, LLC (the “Company”) approved the compensation arrangements for members serving on the Board of Directors of the Company. Pursuant to the compensation arrangements, each independent director (as determined by the Board pursuant to applicable Nasdaq listing standards) serving on the Board of Directors of the Company will be entitled to receive an annual cash retainer of $25,000. Additionally, each independent director serving on the audit committee of the Company will receive cash compensation of $25,000, and an additional $2,000 for service as chairman of the Company’s audit, compensation, nominating or conflicts committee. In connection with the initial appointment or election to the Board, each independent director will be entitled to receive an option to acquire 10,000 units of the Company, at an exercise price equal to the fair market value on the grant date, which option will immediately vest. Upon any subsequent re-election to the Board, each independent director will be entitled to receive an option to acquire 10,000 units of the Company, at an exercise price equal to the fair market value on the grant date, generally subject to vesting over 3 years from the grant date in annual 1/3 increments with certain exceptions.
Attached as Exhibit 10.1 to this Current Report on Form 8-K is the memorandum of understanding with respect to the compensation arrangements for members of the Company’s Board of Directors, which is hereby incorporated herein by reference in its entirety in response to this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description
Exhibit 10.1	MOU dated February 16, 2006 concerning compensation arrangements of members of the Linn Energy, LLC Board of Directors (filed herewith).

Exhibit 10.2	Form of Unit Option Agreement under the Linn Energy, LLC Long-Term Incentive Plan (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: February 20, 2006	/s/ Donald T. Robinson
Donald T. Robinson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	MOU dated February 16, 2006 concerning compensation arrangements of members of the Linn Energy, LLC Board of Directors (filed herewith).

Exhibit 10.2	Form of Unit Option Agreement under the Linn Energy, LLC Long-Term Incentive Plan (filed herewith).